                    DATED                   7th January, 1998
                    -----------------------------------------




                   (1)   STARGAS NOMINEES LIMITED

                   (2)   THRUSTMASTER INC








                    -----------------------------------------

                                   Counterpart/
                                    UNDERLEASE


                        of Numbers 8 & 9, Admiralty Way,
                                Camberley, Surrey


                    -----------------------------------------








                                      ROWE & MAW
                                20 Black Friars Lane
                                   London EC4V 6HD


                                 Tel: 0171-248 4282
                                 Fax: 0171-248 2009

                                Ref:  296/21681.00671

                                    INDEX TO CLAUSES




PARTICULARS OF UNDERLEASE                                               PAGE

1.       INTERPRETATION

1.1      Definitions

1.2      Index and Headings

1.3      Interpretation

2.       DEMISE

3.       TENANT'S COVENANTS

4.       LANDLORD'S COVENANTS

5.       GUARANTOR'S COVENANTS

6.       TENANT'S OPTION TO DETERMINE

7.       PROVISOS

8.       CERTIFICATES

Schedule 1    DEMISED PREMISES AND RIGHTS

Schedule 2    EXCEPTIONS AND RESERVATIONS

Schedule 3    TENANT'S COVENANTS

              1.   Payment of rent

              2.   Payment of Interest

              3.   Payment of outgoings

              4.   Payment for services

              5.   Alterations

              6.   Repair

              7.   Exterior decoration

              8.   Interior decoration

              9.   Entry by Landlord and others

              10.  Breach of repairing covenant

              11.  Acts of Parliament

              12.  Use of Demised Premises

              13.  Alienation

              14.  Insurance

              15.  Easements etc.

              16.  Regulations

              17.  Information

              18.  Display of signs

               19.  Yielding up

               20.  Removal of fixtures etc.

               21.  Indemnity

               22.  Costs

               23.  Value Added Tax

SCHEDULE 4     LANDLORD'S COVENANTS

               1.   Quiet enjoyment

               2.   Insurance

               3.   Services

               4.   Failure of services

               5.   Headlease

SCHEDULE 5     GUARANTOR'S COVENANTS

               1.   Guarantee

               2.   Continuing Guarantee

               3.   Forebearance and delay

               4.   Primary obligations

               5.   Indemnity

               6.   Set off and counterclaim

               7.   Rights against Tenant

               8.   Enforcement of Guarantee

               9.   To accept a New Lease

               10.  Unconditional Guarantee

               11.  No assignment of benefit necessary

               12.  Duration of Guarantee

               13.  Authorised Guarantee Agreement

               14.  General

SCHEDULE 6     PROVISOS

               1.   Re-entry

               2.   Avoidance of waiver

               3.   Compensation

               4.   Cesser of rent

               5.   Rent from third party

               6.   Effect on other property

               7.   Additional rights

               8.   Interruption of services

               9.   Notices

               10.  Landlord's licence or consent

               11.  Arbitration

SCHEDULE 7     REVIEW OF BASIC RENT

               1.   Definitions

               2.   Review

               3.   Ascertainment

               4.   Payment of increase

               5.   Statutory restrictions

               6.   Record of review

               7.   Review frequency on renewal

SCHEDULE 8     SERVICE CONTRIBUTION

               1.   Ascertainment of Estate Costs

               2.   Notification of Estate Costs

               3.   Service Contribution account

               4.   Balancing charge

               5.   Inspection

                              PARTICULARS OF UNDERLEASE

H M LAND REGISTRY                                 LAND REGISTRATION ACTS 1925-71

                                        UNDERLEASE


COUNTIES                                          -    Surrey
                                                       Hampshire

DISTRICTS                                         -    Surrey Heath
                                                       Rushmoor

FREEHOLD TITLE NUMBERS                            -    SY487805
                                                       SY490338

HEADLEASEHOLD TITLE NUMBER                        -    SY494942

PROPERTY                                          -    Numbers 8 and 9
                                                       Admiralty Way
                                                       Camberley Surrey

DATE                                   -  7th January 1998

LANDLORD                               -  STARGAS NOMINEES LIMITED whose
                                          registered office is at 100 Thames
                                          Valley Park Drive, Reading,
                                          Berkshire

TENANT                                 -  THRUSTMASTER INC a company
                                          incorporated in the State of Oregon
                                          United States of America whose
                                          registered office is at 7175 NW
                                          Evergreen Parkway #400, Hillsboro,
                                          OR 97124 USA (company registration
                                          no. FC020132) whose address in
                                          England for service is at Unit 8
                                          Station Road Industrial Estate
                                          Oxford Road Wokingham Berks

GUARANTOR                              -  None

DEMISED PREMISES                       -  Numbers 8 and 9, Admiralty Way,
                                          Camberley, Surrey more particularly
                                          described in the First Schedule
                                          together with the rights more
                                          particularly described in the First
                                          Schedule

PLAN                                   -  Drawing number BG/N103/10/08/06/3A
                                          on scale 1:1250 and drawing number
                                          BG/N103/10/08/06/4A on scale 1:500

DESIGNATED PARKING AREA                -  Parking Area 4 and 5 and Service
                                          Area 2

INITIAL NUMBER OF PARKING SPACES       -  Thirty (30)

DESIGNATED SERVICE AREA                -  Service Area 2

TERM                                   -  Ten years commencing the 29th day
                                          of August 1997, subject to Clause 6

INITIAL RENT                           -  (a)  during the first year of the
                                               Term the rent of Eighty-one
                                               thousand two hundred and fifty
                                               pounds (L81,250) per annum; and

                                          (b)  thereafter the rent of One
                                               hundred and five thousand
                                               pounds (L105,000) per annum

MARKET RENT                            -

RENT COMMENCEMENT DATE                 -  1st March 1998

RENT PAYMENT DATES                     -  usual quarter days

SERVICE CONTRIBUTION                   -  6.66 per cent of the Estate Costs

ACCOUNTING PERIOD                      -  1st January to 31st December or as
                                          otherwise specified by the Landlord
                                          from time to time

ADVANCE PAYMENT DATES                  -  usual quarter days

ETERNAL DECORATION PERIODS             -  From March to October in the years
                                          2000, 2003 and 2006

INTERNAL DECORATION PERIODS            -  During the year 2002

PERMITTED USER                         -  either as a light industrial
                                          building within Class B2 or as a
                                          warehouse or repository within
                                          Class B8 of the Town & Country
                                          Planning (Use Classes) Order 1987

THIS UNDERLEASE is made on the date stated in the Particulars

BETWEEN

(1) The Landlord

(2) The Tenant and

(3) The Guarantor (if any)

WITNESSES:

1.  INTERPRETATION AND DEFINITIONS

1.1 DEFINITIONS

    Unless the context otherwise requires the following terms and definitions shall apply in the interpretation of this Underlease

    "ACCESS ROAD" means Admiralty Way;

    "ACCOUNTING PERIOD" means a period of twelve consecutive months commencing and terminating as specified in the Particulars;

    "ACT OF PARLIAMENT" means any public or private acts and whether referred to generically or specified by name includes any modification or re-enactment of them from time to time in force and any order regulation by-law direction or licence made or issued under or pursuant to any of them and any provision or requirement of any of them or deriving validity from any of them;

    "ADDITIONAL RENT" means those sums payable by the Tenant in respect of insurance and services;

    "ADVANCE PAYMENTS" means fair and reasonable payments specified from time to time by the Landlord to be made by the Tenant in advance on account of the Service Contribution;

    "ADVANCE PAYMENT DATES" means the dates specified in the Particulars on which the Advance Payments are to be made;

    "BALANCING CHARGE PAYMENT DATE" means the date fourteen days after submission by the Landlord of the account of the Service Contribution;

    "BASIC RENT" means the Initial Rent and the Market Rent but excludes the Additional Rent;

    "DEMISED PREMISES" means the property or any part of it and all additions alterations and improvements to it and Landlord's fixtures and fittings from time to time in or about the property short details of which are specified in the Particulars and which is more particularly described in
    Schedule 1;

    "DESIGNATED PARKING AREA" means the parking area specified in the Particulars and designated numerically on the Plan;

    "DESIGNATED SERVICE AREA" means the service area specified in the Particulars and designated numerically on the Plan;

    "DEVELOPMENT" bears the same meaning as defined in the Planning Acts;

    "ENVIRONMENT" means air, controlled waters (as defined in the Water Resources Act 1991) or land;

    "ESTATE COSTS" means the expenditure incurred for the purposes of the Landlord's Estate in any Accounting Period;

    "EXCEPTIONS AND RESERVATIONS" means those matters excepted from or reserved out of the demise granted by this Underlease more particularly described in Schedule 2;

    "EXTERNAL DECORATION PERIODS" means those periods specified in the Particulars during which the Tenant is to effect decoration of the exterior of the Demised Premises;

    "FULL REINSTATEMENT VALUE" means the cost anticipated by the Landlord from time to time of reinstating the Demised Premises in accordance with the provisions of this Underlease including:

    (a)  costs of demolition and site clearance;

    (b)  incidental costs consequent upon rebuilding or reinstatement;

    (c)  architects' surveyors' and other professional fees; and

    (d)  Value Added Tax;

    "GUARANTOR" means the person (if any) so specified in the Particulars and includes any successor in title or permitted assign and, in the case of an individual, his personal representatives;

    "HAZARDOUS SUBSTANCES" means any dangerous, hazardous, toxic or flammable substances, materials or pollutants, effluents, contaminants, oils, petroleum and petroleum products which have resulted in or may result in the pollution or contamination of the Environment or harm to the health of any human or other living organism;

    "HEAD LANDLORD" means BG plc whose registered office is situate at 100 Thames Valley Park Drive, Reading, Berkshire and includes the person persons or corporation entitled to the reversion immediately expectant on the determination of the term granted by the Headlease;

    "HEADLEASE" means the Lease dated the 9th day of October 1980 made between British Gas Corporation (1) and Midland Bank Trust Company Limited (2) the reversion immediately expectant upon the determination of which is now vested in the Head Landlord and the term of which is now vested in the Landlord and by virtue of which the Landlord holds the Demised Premises and the remainder of the Landlord's Estate;

    "INITIAL RENT" means the rent payable by the Tenant from the Rent Commencement Date to the day before the first Review Date the amount of which is specified in the Particulars;

    "INSURANCE CONTRIBUTION" means a sum equivalent to the costs incurred from time to time by the Landlord in effecting and maintaining insurance in accordance with the Landlord's covenant attributable to the Demised Premises being the aggregate of:

    (a) the due proportion certified as such by the Landlord from time to time attributable to the Demised Premises of the costs incurred from time to time by the Landlord in effecting and maintaining insurance of the Landlord's Estate; and

    (b) any additional cost payable by the Landlord in respect of insurance consequent on any particular requirement of the Tenant in connection with the Demised Premises or the Permitted User;

    (c)  any tax on insurance premiums; and

    (d) any sum incurred by the Landlord in connection with valuation of the Demised Premises for insurance or otherwise in connection with the insurance of the Demised Premises;

    "INSURED RISKS" means the risks included in any policy of insurance effected in connection with this Underlease being those in respect of loss or damage by:

    (a)  fire or explosion;

    (b) non-enemy aircraft or other aerial devices or articles dropped from them;

    (c)  earthquake;

    (d)  riot, civil commotion or malicious persons;

    (e)  lightning or storm;

    (f)  flood, bursting or overflowing of water tanks apparatus or pipes;

    (g)  impact by vehicles;

    (h) two years' loss of Basic Rent and Additional Rent in an amount to take into account potential increases in Basic Rent resulting from a rent review or such higher amount as the Tenant shall require by written notice to the Landlord; and

    (i) such other risks (including terrorism) as may be deemed necessary or appropriate from time to time by the Landlord;

    "INSURER" means the insurance office or underwriter with which the Landlord effects insurance cover against the Insured Risks;

    "INTEREST" means interest payable;

    (a) at a rate of four pounds per centum above the base lending rate from time to time of the Midland Bank Public Limited Company; or

    (b) at a rate of four pounds per centum per annum above any rate replacing or superseding the same; or

    (c) in the event that any such rate as aforesaid shall be abolished without replacement or substitution at a rate of four pounds per centum per annum above the rate specified from time to time by the Regulations made pursuant to section 32 of the Land Compensation Act 1961;

     calculated on a day to day basis and compounded at intervals of three months after the date on which it became payable;

     "INTERNAL DECORATION PERIODS" means those periods specified in the Particulars during which the Tenant is to effect decoration of the interior of the Demised Premises;

     "LANDLORD" means the person so specified in the Particulars and includes the person for the time being entitled to the reversion immediately expectant upon the determination of the Term and where any right is reserved or granted to the Landlord or any obligation of the Landlord is to be preformed shall be deemed to include any servant, agent, contractor or other person employed or engaged by or on behalf of the Landlord;

     "LANDLORD'S ESTATE" means the property demised to the Landlord by the Headlease shown on the Plan by a stippled verge line;

     "MARKET RENT" means the rent payable by the Tenant during the periods between the Review Date and the determination of the Term which is more particularly defined in and is to be ascertained in accordance with the provisions of Schedule 7;

     "PARTICULARS" means the Particulars forming part of this Underlease;

     "PERMITTED USER" means the use to be made by the Tenant of the Demised Premises which is specified in the Particulars;

     "PLAN" means the drawings specified in the Particulars or any one or any combination of them;

     "PLANNING ACTS" means the Town and Country Planning Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Listed Buildings and Conservation Areas) and the Planning and Compensation Act 1991 or any statutory modification or re-enactment of any of them for the time being in force and any regulations or orders made or having effect under them;

     "PLANNING PERMISSION" means any permission, consent or approval (whether conditional or otherwise) granted or deemed to be granted under the Planning Acts;

     "REGULATIONS" means any rules which may be made from time to time by the Landlord in accordance with the principles of good estate management in relation to the Landlord's Estate and notified in writing to the Tenant;

     "RENT COMMENCEMENT DATE" means the date so specified in the Particulars on which the Basic Rent first becomes payable;

     "RENT PAYMENT DATES" means the dates specified in the Particulars on which the Basic Rent is to be paid;

     "REVIEW DATE" means 29th August 2002

     or such other dates as are days upon which the rent reserved by this Underlease is subject to review in accordance with the provisions of
     Schedule 7;

     "SERVICE CONTRIBUTION" means the due proportion attributable to the Demised Premises of the Estate Costs payable to the Landlord by the Tenant in accordance with the provisions of clause 2(d) and Schedule 8 and expressed in the Particulars as a percentage;

     "SERVICE MEDIA" means watercourses, gutters, downspouts, sewers, drains, pipes, wires, cables, conduits, ducts, flues, vents, sprinklers and any other media for the provision of services of whatever description and includes any apparatus connected to them other than Tenant's fixtures and fittings now or in the future to be constructed or installed;

     "TENANT" means the underlessee of this Underlease specified in the Particulars and shall include any successors in title and permitted assigns and, in the case of an individual, his personal representatives;

     "TERM" means, subject to Clause 6, the term of years granted by this Underlease commencing and terminating (if by effluxion of time) on the dates specified in the Particulars and includes any statutory continuation of it and any period after the specified date of determination during which the Tenant holds over;

     "THIS UNDERLEASE" means this Underlease and any documents supplemental to it or entered into pursuant to its terms;

     "UNDERLEASE PROVISIONS" means the Tenant's covenants and the conditions and provisions agreements and declarations contained in this Underlease;

     "UTILITIES" means surface water, soil, gas, electricity, water supply, telephone, telex and other electrical impulses, light impulses, heating, ventilation, air conditioning, smoke, fumes and any other facility of whatever description;

     "VAT ACT" the Value Added Taxes Act 1994;

     "VAT ELECTION" means an election to waive exemption from Value Added Tax in respect of the Demised Premises;

     "VAT SUPPLY" the meaning which "supply" has for the purpose of the VAT Act;

     "WASTE" means any Hazardous Substances or matter containing a Hazardous Substance which constitutes scrap material or an effluent or other unwanted surplus substance arising from the application of any process and any substance or article containing Hazardous Substances which requires to be disposed of as being broken, worn out, contaminated or otherwise spoiled.

1.2  INDEX AND HEADINGS

     The index and headings are included for ease of reference only and do not affect the interpretation or construction of this Underlease.

1.3  INTERPRETATION

     In this Underlease, unless the context requires otherwise, any reference to:

     (a) a "party" or "the parties" is to a party or the parties, as the case may be, to this Underlease;

     (b) a Clause or a Schedule is to a clause of or a schedule to this Underlease, as the case may be and a paragraph is to a paragraph of the Schedule in which that reference appears;

     (c) "this Underlease" includes the Schedules, which form part of the Underlease for all purposes;

     (d) a statute or statutory provision includes any consolidation, re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment or replacement and any subordinate legislation in force under any of the same from time to time;

     (e) the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural, and vice versa, and references to persons include firms, corporations and unincorporated associations and bodies;

     (f) consent includes any other form of licence, permission, approval or authorisation;

     (g)  the Demised Premises includes any part of the Demised Premises;

     (h) neighbouring premises includes any premises adjoining, adjacent to or in the vicinity of the Demised Premises;

     (i)  value added tax includes any substituted or similar tax;

     (j) any covenants or obligation by or of the Tenant not to do or omit to be done any act matter or thing shall be deemed to include an obligation not to permit or suffer such act, matter or thing to be done or not to permit or suffer the omission of such act, matter or thing as the case may be;

     (k)  periods of time expressed by reference to:

          (i) a number of days are to be computed on the basis of consecutive not working days

          (ii) a number of months are to be computed on the basis of calendar months;

     (l) any agreement, covenant, representation, warranty, acknowledgement or undertaking in this Underlease on the part of two or more person is made or given by such persons jointly and severally.

2.   DEMISE

     In consideration of the rents reserved by this Underlease and of the covenants by the Tenant and by the Guarantor (if any) contained in this Underlease the Landlord HEREBY DEMISES to the Tenant the Demised Premises excepting and reserving the Exceptions and Reservations.

     TO HOLD unto the Tenant for the Term subject to Clause 6.

     YIELDING AND PAYING to the Landlord (whether or not demanded) yearly during the Term and proportionately for any part of a year without deduction and subject to the provisions for the payment of Interest contained in this
     Underlease:

     (a) on and from the Rent Commencement Date until the day preceding the first Review Date the Initial Rent;

     (b) on and from each Review Date until the day preceding the Review Date next following the greater of:

          (i) the Market Rent assessed in relation to the Review Date in question; or

          (ii) the Basic Rent (disregarding any cesser or abatement of rent) payable for the period immediately preceding the Review Date in question such Basic Rents shall be paid by equal quarterly payments in advance on the Rent Payment Dates.

     AND ALSO PAYING by way of Additional Rent:

     (c) the Insurance Contribution to be paid within fourteen days of demand;

     (d) the Service Contribution to be paid on the Advance Payment Dates and the Balancing Charge Payment Date.

     The first proportion of any Basic Rent from the Rent Commencement Date to the respective payment dates next following shall be paid on or before the Rent Commencement Date.

     The proportion of Additional Rent from the commencement of the Term to the payment date next following the date of this Underlease shall be paid on demand.

3.   TENANT'S COVENANTS

     The Tenant HEREBY COVENANTS with the Landlord as set out in Schedule 3.

4.   LANDLORD'S COVENANTS

     The Landlord HEREBY COVENANTS with the Tenant as set out in Schedule 4.

5.   GUARANTOR'S COVENANTS

     In consideration of this Underlease having been granted at its request the Guarantor (if any) HEREBY COVENANTS with the Landlord as set out in
     Schedule 5.

6.   TENANT'S OPTION TO DETERMINE

     If the Tenant wishes to determine this Underlease upon the 29th August 2002 and provided that:

     (a) the Tenant gives to the Landlord not less than six months' prior notice in writing of its wish so to do; and

     (b) upon the 29th August 2002 gives vacant possession to the Landlord free from any sub-tenancies;

     then upon the 29th August 2002 this Underlease and everything contained within it shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant.

     Time shall be of the essence for the performance of all the requirements of this paragraphs (a) and (b) of this Clause 6.

7.   PROVISOS

     Provided always and it is hereby agreed and declared between the parties as set out in Schedule 6.

8.   CERTIFICATES

8.1  This Underlease is not made in pursuance of an agreement for lease.

8.2 This Underlease is a new tenancy within Section 1 of the Landlord and Tenant (Covenants) Act 1995.

9.   JURISDICTION

9.1  DOMESTIC JURISDICTION

     This deed shall be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this deed.

9.2  SERVICE OF PROCEEDINGS

(1) Proceedings and Notices may be served upon the Tenant at the Demised Premises or the Address in England Stated in the Particulars.

(2) If for any reason the Tenant ceases to maintain an address for service in England and Wales the Tenant shall promptly appoint an agent for service of process in England and notify the Landlord of the appointment and the new agent's name and address. If the Tenant does not make such an appointment within seven days of such cessation, then the Landlord may do so on its behalf and shall notify the Tenant if it does so.

IN WITNESS whereof the parties hereto have executed this Underlease which is delivered on the date stated in the Particulars.

                                SCHEDULE 1

                       (DEMISED PREMISES AND RIGHTS)

All that land together with the building on it or on some part of it and all additions or improvements made to it or replacement of it and the Landlord's fixtures and fittings on or about it now or at any time during the Term forming part of the Landlord's Estate and known by the address specified in the Particulars and shown edged red on the Plan. The walls or structures separating one unit from the next shall be party walls or structures severed medially.

TOGETHER WITH the following rights in common with all others having the like right:

1. To pass and repass on foot only over and along the footways on the Landlord's Estate leading to and from the Demised Premises.

2. To pass and repass on foot or with vehicles over and along the Designated Service Area for the purposes of access to and egress from the Demised Premises.

3. To the passage and running through the Service Media on or under the remainder of the Landlord's Estate of utilities and any other facility for which provision may be made in respect of the Demised Premises from time to time.

4. To use no more than the number of parking spaces in the Designated Parking Area specified in the Particulars for the purpose of parking cycles, cars and vans not exceeding 15 cwt unladen weight in connection with the Permitted User and enjoyment of the Demised Premises PROVIDED THAT subject to the number of parking spaces remaining constant the location and any marking of individual parking spaces may be varied from time to time by the Landlord for the better management of the Landlord's Estate by Regulations or otherwise.

5. To use that part of the Designated Service Area contiguous to the Demised Premises for the purposes of loading and unloading goods to and from the Demised Premises.

                                                                Schedule 2

                                     SCHEDULE 2

                             (EXCEPTIONS AND RESERVATIONS)


The following rights are excepted and reserved from the Demised Premises for the benefit of the Landlord, the Head Landlord, the Landlord's Estate, the tenants of the Landlord on the Landlord's Estate and their respective successors in title, permitted assigns and permitted subtenants:

1. To the passage and running through the Service Media in on or under the Demised Premises to and from the remainder of the Landlord's Estate and any adjoining or neighbouring property of the Utilities and for any person affected by such Service Media or Utilities after at least five days' written notice to the Tenant (but in case of emergency at any time without notice) to enter the Demised Premises for the purpose of constructing, repairing and renewing the same the person exercising such right forthwith making good all damage caused by such entry except insofar as such entry may be necessitated by any act or default of the Tenant.

2. To rebuild or alter any of the adjoining or neighbouring buildings or to erect any new buildings (whether or not such buildings may be on the Landlord's Estate) notwithstanding any interference thereby occasioned to the access of light or air to the Demised Premises.

3. To make such alterations to the Access Road, footpaths and parking and service areas as may be required in connection with any repositioning of them or in order to link the same to any new access road or in connection with any replanning of the public highways.

4. At all reasonable times after at least five days' written notice to the Tenant (but in case of emergency at any time without notice) to enter and remain upon the Demised Premises for the purposes of constructing, repairing, maintaining, altering, cleansing examining or testing any adjoining premises and its Service Media or to cleanse empty and repair any such Service Media the person exercising such right forthwith making good all damage thereby caused to the Demised Premises and causing as little disturbance as possible to the Tenant.

5. All rights, easements, quasi-easements and privileges to which the Demised Premises are or may be subject.


                                     SCHEDULE 3

                                                                      Schedule 3

                              (TENANT'S COVENANTS)

1.       PAYMENT OF RENT

         To pay the Basic Rent and Additional Rent on the Rent Payment Dates, Advance Payment Dates and Balancing Charge Payment Date without any deduction, abatement, counterclaim or set-off whatsoever except for such as the Tenant may be required to make in compliance with any Act of Parliament.

2.       PAYMENT OF INTEREST

         To pay Interest upon any Basic Rent or Additional Rent unpaid on the relevant payment date on and from the relevant Rent Payment Date, Advance Payment Date or Balancing Charge Payment Date up to and including the actual date of payment. Interest shall be payable notwithstanding that the Landlord refuses to accept Basic Rent or Additional Rent to prevent the waiver of any breach of covenant by the Tenant.

3.       PAYMENT OF OUTGOINGS

         To pay and discharge all general and water rates, taxes, duties, charges, assessments, impositions and outgoings whether parliamentary, parochial, local or of any other description which are now or at any time may be taxed, charged or imposed upon or payable in respect of the Demised Premises or on the owner or occupier in respect of them and to pay or indemnify the Landlord against the payment of a fair or due proportion of any such outgoings payable in respect of the Demised Premises in conjunction with any other part of the Landlord's Estate or with any adjoining or neighbouring property or upon the Tenant in conjunction with the respective owners tenants or occupiers thereof PROVIDED ALWAYS that this paragraph 3 shall not oblige the Tenant to pay any tax or duty which the Landlord or Head Landlord are personally liable to pay as a result of this demise or of any dealing by the Landlord or the Head Landlord in their respective reversionary interests or of the receipt by the Landlord of any rent or other monies under this Underlease.

4.       PAYMENT FOR UTILITIES

         To pay for all gas, water, electricity, telephone, telex and other services of whatever description used, consumed or employed in or on the Demised Premises during the Term.

                                                                      Schedule 3

5.       ALTERATIONS

5.1.1    Not to:

         (a) cut, maim, alter or remove any or any part of the principal structure, beams, columns, roofs, walls or other structural parts of the Demised Premises; or

         (b) affect, alter or modify the layout, elevation or external appearance of the Demised Premises; or

         (c) make any structural erection, addition or alterations to the Demised Premises either externally or internally; or

         (d)  carry out any Development on or to the Demised Premises.

5.1.2 Not without the previous licence under seal of the Landlord nor except in accordance with plans, drawings, specifications, schedules and quantities previously submitted in sextuplicate to and approved by the Landlord to carry out any non-structural alterations to the Demised Premises.

5.1.3 If the Landlord shall consent to any such additions or alterations then unless waived by the Landlord in writing, at the expiration or sooner determination of the Term the Tenant shall at its own expense reinstate the Demised Premises to the Landlord's satisfaction.

5.1.4 The Tenant may install, alter or remove demountable partitioning in the Demised Premises without the consent of the Landlord.

5.2 To obtain all other licences, approvals, permissions and consents required for the commencement and execution of any such works permitted by the Landlord and to produce the same together with all other related documents for the approval of the Landlord together with two copies of every such licence, approval, permission or consent for the Landlord's retention PROVIDED THAT:

         (a) the Landlord shall be deemed to have given such approval if it has not notified the Tenant to the contrary by the twenty-eighth day after receipt of such licence, approval, permission or consent;

         (b) the Landlord may refuse to give its approval to any such licence, approval, permission or consent on any of the following grounds;

                                                                     Schedule 3


              (i) any condition contained in it or omitted from it or the period of it would be or be likely to be prejudicial to its interest in the Demised Premises or other adjoining or adjacent property of the Landlord whether during the Term or following the determination or expiration of the Term;

              (ii) it may result in the imposition on the Landlord of a tax charge or other payment;

              (iii) the approval of the Head Landlord has been refused.

5.3 To carry out any such works at the expense in all respects of the Tenant and fully in compliance with all licences, approvals, permissions and consents in a good and workmanlike manner to the reasonable satisfaction of the Landlord.

5.4 To permit the Landlord to enter upon the Demised Premises at all reasonable times to view the state and condition of any such works and to comply forthwith with any requirement of the Landlord consequent thereon.

5.5 If in breach of the covenants contained in this Underlease the Tenant shall erect or allow to be erected any other building or any structure or apparatus on the Demised Premises or make or allow to be made any alterations or additions to the Demised Premises or server or remove the Landlord's fixtures and fittings or cut into or damage or allow to be damaged the Demised Premises then immediately upon notice in writing from the Landlord requiring it so to do to remove all such new buildings structures apparatus alterations or additions and/or replace any such Landlord's fixtures and fittings and make good and restore the Demised Premises to their state and condition existing before the breach of such covenant by the Tenant and if the Tenant shall neglect so to do within fourteen days after such notice then the Landlord shall be entitled to enter upon the Demised Premises to remove such new buildings, structure, apparatus, alteration or addition and replace any such Landlord's fixtures and fittings and make good and restore the Demised Premises to the state and condition existing before the breach of covenant by the Tenant.

5.6 Not without the prior written consent of the Landlord and in compliance in all respects with any relevant Act of Parliament and the regulations, terms and conditions of any body or institution (whether statutory or non-statutory) competent in that behalf to install in or upon the Demised Premises any fuel burning apparatus or make any addition or alteration to any of the Service Media serving the Demised Premises or the Landlord's Estate.

                                                                     Schedule 3

5.7 Not to suspend from the ceilings, roof or main structure of the Demised Premises any excessive weight nor load or use the floor or structure of the Demised Premises in any manner which will in any way impose a weight or strain in excess of that which such components are constructed to bear with due margin for safety or which will any way strain or interfere with the main structure.

6.       REPAIR

         Save in respect of any damage or loss arising from the occurrence of any of the Insured Risks (except to the extent that the insurance shall have been vitiated by the act or default of the Tenant) to repair, cleanse, maintain amend and keep the Demised Premises and the portions of all party walls and structures attributable to the Demised Premises in good and substantial repair and maintained, cleansed and amended in every respect notwithstanding that any want of repair may be due to wear and tear or deterioration or otherwise and at the direction of the Landlord to join with the tenant or occupier of the premises to which another portion of such party wall or structure is attributable in carrying out and completing any requisite rebuilding, repairing or cleansing. As often as any Landlord's fixtures belonging to the Demised Premises shall so require to renew the same with other fixtures of a similar description quality and value to the reasonable satisfaction of the Landlord PROVIDED ALWAYS that if the Tenant shall desire to replace the same with fixtures of a different description quality or value the Tenant shall produce to the Landlord for approval full particulars of such fixtures and shall not install such fixtures without the prior written consent of the Landlord.

7.       EXTERIOR DECORATION

         During the External Decoration Periods and also in the last year of the Term should this Underlease determine otherwise than by effluxion of time to paint or otherwise treat as the case may be in a good and workmanlike manner with materials of good quality and of types previously approved in writing by the Landlord and with no changes in colours all external parts of the Demised Premises previously or usually requiring to be painted or otherwise treated. Also as often as in the opinion of the Landlord shall be reasonably necessary (but not more often than once in every five years) to clean, wash down or otherwise treat as may be appropriate according to the materials used all exterior stone, concrete and fiberglass or other finishes to the exterior of the Demised Premises to the reasonable satisfaction of the Landlord. As often as the Landlord may require (but not more often than once in every month) to clean the glass of the Demised Premises.

                                                                      Schedule 3

8.        INTERIOR DECORATION

          During the Internal Decoration Periods and also in the last year of the Term should this Underlease determine otherwise than by effluxion of time to paint with at least two coats, redecorate, paper, repaper or otherwise treat as the case may be in a good and workmanlike manner with materials of good quality all internal parts of the Demised Premises previously or usually so treated or which require painting or other treatment for their proper maintenance, preservation or appearance and to wash down any tiles, glazed bricks and similar washable surfaces PROVIDED THAT the Tenant will obtain the written consent of the Landlord to the type of materials and colours to be used during the final Internal Decoration Period or during the last year of the Term as the case may be.

9.        ENTRY BY LANDLORD AND OTHERS

9.1 To permit the Landlord at all reasonable hours during the daytime on reasonable prior notice (but in case of emergency at any time without notice) to enter the Demised Premises to:

          (a) ensure that nothing has been done upon the Demised Premises that constitutes a breach of any of the Tenant's covenants;

          (b)  view and examine the state and condition of the Demised Premises;

          (c) take inventories of the fixtures and fitting in the Demised Premises;

          (d)  execute any improvement it may undertake to execute;

          (e) make any inspection which may be required for the purpose of the Landlord and Tenant Acts 1927 and 1954 or any other Act of Parliament for the time being affecting the Demised Premises;

          (f) execute repairs to the Demised Premises for which the Landlord is responsible or repairs or alterations to any adjoining premises if such repairs or alterations cannot be executed conveniently without entering the Demised Premises; or

          (g) empty, cleanse, renew or repair any of the Service Media belonging to the Demised Premises or any such adjoining premises as often as occasion shall require the Landlord making good as soon as practicable in a reasonable manner any damage thereby occasioned and causing no unnecessary damage or disturbance.

                                                                      Schedule 3

9.2 To permit the Landlord or any tenant or occupier of any adjoining or adjacent property authorised in writing by the Landlord and their servants, agents and workmen at all reasonable times on reasonable prior written notice (but in the case of emergency at any time without notice) to enter upon the Demised Premises to:

          (a) execute repairs, alterations, painting, redecoration or other works to any adjoining property; or

          (b) construct, lay down, connect, alter, repair, cleanse or maintain any of the Service Media in or under the Demised Premises for the accommodation of any adjoining or adjacent property;

          the person or persons exercising such right making good all damage thereby occasioned to the Demised Premises and causing as little disturbance as possible to the Tenant and in case of dispute or controversy with such tenant or occupier relating to any Service Media or to any easements or privileges whatsoever affecting or relating to the Demised Premises or any adjoining or adjacent property to allow the same to be settled by and abide by the determination of the Landlord's Surveyor in such manner as he shall direct in writing.

10.       BREACH OF REPAIRING COVENANT

10.1 To repair and make good all breaches of the Tenant's covenants, defects and wants of reparation for which the Tenant may be liable of which notice shall have been given by the Landlord to the Tenant within the time stipulated in such notice and if the Tenant shall fail to perform any of its covenants relating to the repair, decoration, cleansing or condition of the Demised Premises the Landlord shall be entitled (but without prejudice to the right of re-entry contained in this Underlease) to enter upon the Demised Premises and at the expense of the Tenant to carry out such repairs, cleansing or decoration in accordance with such covenants.

10.2 If and when called upon so to do to produce to the Landlord all documents and other evidence which the Landlord may reasonably require in order to satisfy the Landlord that the Tenant has performed and observed its covenants in this Underlease.

11.       ACTS OF PARLIAMENT

11.1.1 Subject to the provisions of paragraph 11.1.2, at all times during the Term to observe and comply in all respects with every Act of Parliament and in particular but without prejudice to the generality of the foregoing the:

                                                                    Schedule 3

          1.1  Clean Air Act 1993;

          1.2  Control of Pollution Act 1974;

          1.3  Factories Act 1961;

          1.4  Fire Precautions Act 1971;

          1.5  Health and Safety at Work etc. Act 1974;

          1.6  Landlord and Tenants Acts 1927 and 1954;

          1.7  Offices Shops and Railway Premises Act 1963;

          1.8  Public Health Acts 1936 and 1961;

          1.9  The Planning Acts;

          1.10 The Environmental Protection Act 1990, Water Resources Act 1991 and Environment Act 1995;

          or the requirements of any competent person, body or authority so far as they relate to or affect the Demised Premises, the Permitted User or the use or employment the Demised Premises in of any person, fixture or fitting, plant, machinery or chattel and to execute all works and provide and maintain all arrangements which may be directed or required in respect of such matters whether by the Landlord or the Tenant, and to indemnify the Landlord at all times against all costs, charges and expenses of or incidental to the execution of any such works or the provision or maintenance of any such arrangement and not at any time to do or omit or suffer to be done or omitted any act or thing by reason of which under any Act of Parliament the Landlord may incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, levy, charges or expenses PROVIDED ALWAYS that compliance with all Acts of Parliament shall not relieve the Tenant from procuring all necessary licences, consents, permissions or approvals required by this Underlease.

11.1.2 The Tenant shall not be required to take any action or to carry out any works to prevent, remedy or clean up any pollution or contamination of the Environment with hazardous Substances and/or Waste where such Hazardous Substances and/or Waste were in existence upon the Demised Premises prior to the date of this Lease. The Tenant shall not be relieved from liability where in order to prevent, remedy or clean up Hazardous Substances and/or Waste in existence upon the Demised Premises after the date of this Lease the Tenant shall also of necessity be obliged to prevent, remedy or clean-up Hazardous Substances and/or Waste in existence upon the Demised Premises prior to the date of this Lease.

11.2.1 To give to the Landlord, within seven days of the receipt by the Tenant, a true copy of any permission, notice (whether formal or informal), order, direction, complaint, enquiry, request for information or other communication or proposal for any such affecting the Demised Premises made, given or issued to the Tenant by any government department, local or public authority, factory inspector or other competent person or body by virtue of any Act of Parliament.

11.2.2 Without delay to take all requisite steps at the expense of the Tenant to comply with any such notice, order or direction or, where the premises affected thereby are sub-let, to procure compliance by the sublessee.

11.2.3 At the request of the Landlord to make or join with the Landlord in making such objects or representations against or in respect of any such notice order proposal or direction as the Landlord shall deem expedient.

11.3.1 To comply in all respects with the provisions and requirements of the Planning Acts any agreement entered into pursuant to the Planning Acts and all Planning Permissions so far as the same relate to or affect:

          (a)  the Demised Premises;

          (b) any operations, works, acts or things at any time carried out or omitted on the Demised Premises; or

          (c)  the Permitted User.

11.3.2 As often as occasion shall require at the expense in all respects of the Tenant to obtain all such planning permissions and serve all such notices as may be required for the carrying out of any operations by the Tenant on the Demised Premises or the institution or continuance on them of any use which may constitute Development.

11.3.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy imposed or payable in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use and to indemnify the Landlord against any liability whether by way of tax or otherwise which may arise by reason thereof.

11.3.4 Notwithstanding any consent which may be granted by the Landlord under this Underlease not to carry out or make any alteration or addition to the Demised

                                                                     Schedule 3

         Premises or any change in the Permitted User before all such notices and all such necessary planning permissions have been produced to the Landlord in accordance with paragraph 5.2. of this Schedule 3.

11.3.5 Unless the Landlord otherwise directs, to carry out and complete before the expiration or sooner determination of the Term:

         (a) any works required to be carried out to the Demised Premises as a condition of any Planning Permission implemented before such expiration or determination; and

         (b) any Development begun upon the Demised Premises in respect of which the Landlord shall or may be or become liable for any tax, charge, fee or levy under the Planning Acts.

11.3.6 The Tenant shall not enter into any planning agreement or planning obligation pursuant to Section 106 of the Town and Country Planning Act 1990.

11.3.7 To comply with all legally enforceable requirements in relation to means of escape from the Demised Premises in case of fire and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of types to be approved from time to time by the appropriate authority and suitable in all respects to the Permitted User which shall be open to the inspection and maintained to the reasonable satisfaction of the Landlord (so far as not opposed to the legal obligation of the Tenant) and not to obstruct the access to or means of working of such apparatus and appliances in any way.

12.      USE OF THE DEMISED PREMISES

12.1     Not to use the Demised Premises other than for the Permitted User.

12.2     Not to use the Demised Premises:

         (a)  for any illegal or immoral purpose;

         (b)  as a residence or sleeping place for any person;

         (c)  for any noisy, noxious or offensive trade or business;

         (d) for any unlawful betting transaction or unlawful gaming within the meaning of the Acts of Parliament relating to such matters nor make any application for a

                                                                     Schedule 3

              betting office licence or a licensed registration under the said Acts of Parliament in respect of the Demised Premises.

12.3.1 Not to do on the Demised Premises anything which shall or may be or become or cause annoyance, nuisance, damage, inconvenience, disturbance, injury or danger to the Landlord or the owners, tenants or occupiers of the remainder of the Landlord's Estate or of other premises in the neighbourhood and to keep the Landlord and the Head Landlord fully and effectually indemnified against all actions, proceedings, damages, costs, expenses, claims and demands whatsoever arising out of or in consequent of any breach or non-observance of this covenant.

12.3.2 On a written notice being served on the Tenant by the Landlord or any competent authority requiring the abatement of any nuisance caused by vibration, noise, offensive smell or undue emission of smoke, fumes, vapour or dust with all reasonable dispatch after the service of such notice to abate the same accordingly and if the Tenant shall fail so to do then the Landlord shall be entitled to enter upon the Demised Premises and abate such nuisance and all costs charges and expenses incurred in so doing shall be repaid by the Tenant to the Landlord upon demand.

12.4 Not to carry on upon the Demised Premises the manufacture or production of any gas, electricity, steam or hot water unless for the requirements of the Permitted User and not to supply gas, electricity, steam or hot water to any other person.

12.5 Except with the prior written consent of the Landlord to which the provisions of paragraph 5.2 of this Schedule 3 shall apply and strictly in accordance with all relevant acts of Parliament, not to keep, place, store or use in, upon or about the Demised Premises any petrol or other highly inflammable spirit, liquor, fluid or substance or any material of a dangerous combustible, explosive or corrosive nature which may attack or in any way injure by percolation, corrosion, vibration or otherwise the structure of the Demised Premises or any other part of the Landlord's estate or the keeping or use of which may constitute a nuisance to the occupiers of neighbouring or adjoining premises and to comply with all the requirements of any competent authority and of the Insurer in respect of such matters.

12.6 Not to hold any sale by auction, public exhibition or political or other meeting on the Demised Premises.

12.7 Not to permit oil, grease, corrosive, deleterious, objectionable, dangerous, poisonous or explosive matters or substances to enter any of the Service Media and to take all reasonable measures for ensuring that any effluent discharged will not be corrosive or

                                                                     Schedule 3

          otherwise harmful or cause obstruction or deposit within any of the Service Media, the sewage disposal works or to any sewage purification process.

12.8      Not to:

          (a) store goods or materials upon parts of the Landlord's Estate not included in the Demised Premises;

          (b) form any refuse dump or rubbish or scrap heap on the Demised Premises or any part of the Landlord's Estate;

          (c) bring or to keep upon the Demised Premises anything which is or may become in the opinion of the Landlord untidy, unclean, unsightly or in any way detrimental to the amenity of the Landlord's Estate or the neighbourhood and within one month to comply with the requirements of any written notice to restore any amenity inured as aforesaid and in the event of the Tenant failing to comply with such notice to permit the Landlord to enter upon the Demised Premises and carry out any works necessary to comply with such notice;

          (d) light any fire on the Demised Premises or the remainder of the Landlord's Estate;

12.9 to comply with the arrangements made from time to time by the Landlord for the removal of all refuse, rubbish and scrap which may have accumulated on the Demised Premises.

12.9.1 to keep the Demised Premises free from weeds, deposits of materials or refuse.

13.1      ASSIGNMENT

13.1.1    Not to assign part only of the Demised Premises.

13.1.2 Not to assign the whole of the Demised Premises during the last year of the Term.

13.1.3 If the Tenant wishes to assign the whole of the Demised Premises, as a pre-condition of giving consent to the same the Landlord shall be entitled to require that:

          (a) the proposed assignee enters into a covenant with the Landlord prior to the assignment to pay the rent and to observe and perform the Underlease Provisions from the date of the assignment until the proposed assignee is released from its obligations to pay the rent and observe and perform the

                                                                     Schedule 3

               Underlease Provisions under Section 5(2) of the Landlord and Tenant (Covenants) Act 1995 or, if later, under Section 11(2) of that Act;

          (b) the Tenant provides full details of the proposed assignment to the Landlord including the amount of any fines, premiums, reverse premiums or other financial payments or incentives and any non-monetary incentives to be made, given, received or which are payable in order to secure the proposed assignment;

          (c) the proposed assignee provides such evidence as the Landlord any reasonably require of its financial status and the financial status of any guarantor of the proposed assignee;

          (d) if reasonably so required by the Landlord, the Tenant (and any guarantor for the Tenant other than by way of Authorised Guarantee agreement), guarantees to the Landlord the observance of the Underlease Provisions by the proposed assignee, such guarantee to be in the form set out in Schedule 5 with such amendments as may reasonably required to meet the particular circumstances;

          (e) if the Landlord reasonably so requires one or more guarantors acceptable to the Landlord enter into covenants, jointly and severally if more than one, with the Landlord. The covenants shall:

               (i) be similar to those set out in Schedule 5 with an appropriate description of the party being guaranteed being substituted for the expression "the Tenant";

               (ii) contain such other amendments as may be appropriate to the particular circumstances; and

               (iii) be given by separate deed prepared by the Landlord at the cost of the Tenant.

          (f) the proposed assignee provides the Landlord with an address for service in the United Kingdom in case of any breach, non observance or non performance of the provision of this Underlease;

          (g) that the proposed assignment is completed prior to the quarter day following the grant of the Licence to Assign.

13.1.4 Not to assign the whole of the Demised Premises but subject to compliance with the pre-conditions in paragraph 13.1.3 the Tenant may do so with the previous licence

                                                                      Schedule 3

         under seal of the Landlord and if so required of the Head Landlord such licences not to be unreasonably withheld.

13.2     UNDERLETTING

13.2.1   In this Clause 13.2 the following words and expressions mean:

         "PERMITTED PART" means the whole of Unit 8 or the whole of Unit 9 in each case together with 15 car parking spaces;

         "PROPER PROPORTION" means a proportion calculated by reference to the ratio which the net internal area of the Underlet Premises bears to the net internal area of the Demised Premises; and

         "UNDERLET PREMISES" means the premises let by any underlease.

13.2.2 Not to underlet part only of the Demised Premises save for a Permitted Part.

13.2.3 Not to underlet the whole of the Demised Premises during the last year of the Term.

13.2.4 If the Tenant wishes to underlet as a whole the Demised Premises or the Tenant wishes to underlet a Permitted Part then as a pre-condition of giving consent to the same the Landlord shall be entitled to require that:

         (a) any subtenant enters into a covenant with the Landlord prior to the grant of the sublease not to:

              (i)   assign, underlet or charge part only of the Underlet
                    Premises;

              (ii) underlet, hold on trust for any party, part with possession or grant any licence in respect of or share the occupation of the whole or any part of the Underlet Premises;

              (iii) assign the whole of the Underlet Premises without the prior written consent of the Landlord and of Head Landlord if required, such consent not to be unreasonably withheld.

         (b) any underletting which may be approved by the Landlord under the terms of this Lease shall:

              (i)   be without premium;

                                                                      Schedule 3

              (ii) reserve a rent which is not less than the open market rental value for the time being of the Underlet Premises or the Proper Proportion of the Basic Rent payable under the terms of this Underlease, whichever is the higher at the time;

              (iv) provide for rent reviews on similar terms and on the same dates as this Underlease; and

              (v) impose on the subtenant a liability to pay all sums for which the Tenant is liable under this Underlease, other than the Basic Rent or, in the case of an underletting of a Permitted Part, a Proper Proportion of such sums.

         (c) any subtenant or assignee of any devolutionary interest enters into a covenant with the Landlord to observe and perform the Underlease Provisions other than the covenant to pay the Basic Rent, during the period from the date of the assignment or underletting until the earlier of:

              (i) the determination of the term of this Underlease or the sublease (as the case may be);

              (ii) the assignment of this Underlease or the sublease (as the case may be) with all consents required by this Underlease or the sublease (as the case may be); or

              (iii) the date upon which the Assignee or subtenant is released from liability by virtue of Section 11(2) of the Landlord & Tenant (Covenants) Act 1995.


13.2.5 Without prejudice to the other provisions of this paragraph 13.2, not to underlet the whole of the Demised Premises or underlet a Permitted Part without the prior licence under seal of the Landlord and if so required of the Head Landlord such licences not to be withheld unreasonably.

13.2.6 If any undertenant wishes to assign or the Tenant wishes to underlet the whole of the Demised Premises or a Permitted Part of the Demised Premises, the Landlord shall, in its reasonable discretion, be entitled to require that one or more guarantors acceptable to the Landlord enter into covenants, jointly and severally if more than one, with the Landlord. The covenants shall:

                                                                      Schedule 3


         (a) be similar to those set out in Schedule 5 with an appropriate description of the party being guaranteed being substituted for the expression "the Tenant";

         (b) contain such other amendments as may be appropriate to the particular circumstances; and

         (c) be given by separate deed prepared by the Landlord at the cost of the Tenant.

13.2.7   The Tenant shall:

         (a) not at any time either expressly or by implication waive any breach of the covenants or conditions on the part of any subtenant or assignee of any devolutionary interest comprised in any sublease or devolutionary interest; and

         (b)  enforce any breach of the same at its own cost and expense.

13.2.8   The Tenant shall:

         (a) provide full information as to any sub-lettings, including amounts of premiums, rents, rent-free periods, or other incentives and any collateral arrangements relating to the same;

         (b) procure that the rent reserved by any sublease is reviewed strictly in accordance with the provisions of that sublease;

         (c) not agree any reviewed rent with the subtenant without the prior written consent of the Landlord, such consent not to be unreasonably withheld;

         (d) not agree the identity of any independent third party who is to determine the revised rent of any rent review without the prior consent of the Landlord; and

         (e) procure that any representations which the Landlord may wish to make convening the reviewed rent are put forward to such third party at the same time as the Tenant's own.

13.3     CHARGING

         Not to charge part only of the Demised Premises but without prejudice to the rights of sub-tenants to charge the whole of the Underlet Premises.

                                                                      Schedule 3

13.4     PARTING WITH POSSESSION

         Not to part with or share possession of the whole or any part of the Demised Premises except as permitted by this paragraph 13.

13.5     SHARING OCCUPATION

         Notwithstanding anything in this paragraph 13 the Tenant, if a company incorporated under any of the Companies Acts, shall be entitled to share occupation of the Demised Premises with any other member of the group, as defined in Section 42 of the Landlord and Tenant Act 1954 as originally enacted, of which the Tenant is a member for the time being on terms which do not create any relationship of landlord and tenant provided that:

         (a) the Tenant shall give notice to the Landlord within fourteen days of the commencement or termination of any such arrangement; and

         (b) any such arrangement shall terminate automatically on the tenant and any such member of the group ceasing to be members of the same group of companies, as so defined, and the former member of the group occupying the Demised Premises shall immediately vacate them.

13.6     NOTICE

13.6.1 Within twenty-eight days of every assignment, assent, charge, mortgage, transfer, underlease or devolution on death of or relating to the Demised Premises to give written notice thereof to the respective solicitors of the Landlord and the Head Landlord and to furnish each of them with a certified copy of such assignment, assent, charge, mortgage, transfer, underlease or an office Copy Probate of the will or of the Letters of Administration as the case may be and to pay to each of them in respect of each and every such instrument a reasonable registration fee the amount of which shall be determined by contemporary conveyancing practice.

13.6.2 From time to time on demand during the Term to furnish the Landlord with full particulars of all derivative interests of or in the Demised Premises and of or in all parts of them secretly sublet howsoever remote or inferior including particulars of the rents payable in respect of such derivative interests and such further particulars as the Landlord may require.

                                                                     Schedule 3


14.      INSURANCE

14.1 To notify the Landlord immediately of any circumstances or event affecting the state condition or value of the Demised Premises or which may give rise to a claim under any policy of insurance in respect of the Demised Premises.

14.2 To observe all requirements of the Insurer notified to the Tenant and to indemnify the Landlord against any breach of such requirements.

14.3 Not to do or omit or suffer to be done or omitted any act, matter or thing whatsoever the doing or omission of which would make void or voidable any policy of insurance on the Demised Premises, the Landlord's Estate or the Landlord's fixtures and fittings or cause the premiums payable in respect of any such insurance to be increased beyond the normal rate.

14.4 In the event of the Demised Premises being destroyed or damaged by any of the Insured Risks

         (a) to give immediate notice to the Landlord forthwith upon the Tenant becoming aware of the same.

         (b) within one month of such destruction or damage, if so requested by the Landlord, vacate and remove all tenant's fittings and effects from the Demised Premises or such parts of them as may be necessary to enable the Landlord to reinstate; and

         (c) pay to the Landlord on demand, whether or not the Landlord actually reinstates, a sum equivalent to any excess applicable to the insurance in respect of the Demised Premises.

14.5 If the Demised Premises, the Landlord's Estate or any part of them are destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected by the Landlord is wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or the Tenant's servants, agents or invitees then and in every such case forthwith to pay to the Landlord the whole or the irrecoverable proportion as the case may require of the Full Reinstatement Value.

14.6 If at any time during the Term the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations contained in this Underlease to apply (insofar as the same shall extend)

                                                                     Schedule 3


         all moneys received by virtue of such insurance other than for rent in making good the loss or damage in respect of which the same have been received.

15.      EASEMENTS ETC.

15.1 To do all such things as may be necessary for preventing any encroachment or easement being made or acquired in, over or against the Demised Premises. If any encroachment or easement shall be made or threatened to be made or if any window or opening shall be made or threatened to be opened or made in any neighbouring building (whether already or in future to be erected) which if not obstructed might by lapse of time confer the right to such access of light in favour of any neighbouring property then forthwith to give notice to the Landlord and at the option of the Landlord either to do all things as may be required by the Landlord for the purpose of preventing the making of such encroachment or the acquisition of such easement or right or to permit the Landlord to enter and take measures for preventing the same and if the Tenant shall omit or neglect to do all such things at the earliest possible time the Landlord shall be entitled after giving seven days' due warning of its intention so to do to enter upon the Demised Premises and to do the same provided the Landlord in so entering or being upon the Demised Premises shall not cause any unnecessary interference with the carrying on by the Tenant of the Tenant's business.

15.2 To permit every person or body entitled to any right, easement power or privilege in, over or upon the Demised Premises to exercise the same without hindrance or objection.

15.3 Not to obstruct the Access Road or any footpath on the Landlord's Estate in any way whatsoever and in particular not to permit any vehicles belonging to or calling upon the Tenant to stand other than on the Designated Parking Area and Designated Service Area.

15.4 Not to do anything calculated or likely to cause damage or injury to any mains or apparatus of any statutory undertaker now on in or under the Landlord's Estate or which may be installed during the Term and to take all reasonable precautions to avoid such damage or injury.

16.      REGULATIONS

         To observe and comply with any Regulations.

                                                                      Schedule 3

17.       INFORMATION

          To enable the Landlord or Head Landlord to consider any application by the Tenant for which the consent of the Landlord or Head Landlord is required to disclose to the Landlord or Head Landlord such information as the Landlord or Head Landlord may reasonably require.

18.       DISPLAY OF SIGNS

18.1 Not to erect, affix or display or permit to be erected affixed or displayed any advertisement, board, poster, notice, or sign upon the Demised Premises except one notice or sign giving the name of the Tenant (or sub-tenant) and an indication of the business carried on at the Demised Premises the format and location of such notice or sign to be previously approved in writing by the Landlord (such approval not to be unreasonably withheld).

18.2 Not to erect or place any flag, flagpole or aerial upon the exterior of the Demised Premises without the Landlord's prior approval in writing.

18.3      To permit the Landlord:

          (a) at any time during the Term to display on the Demised Premises notices for selling the Landlord's interest in the Demised Premises or for granting a collateral lease of them;

          (b) at any time during the last six months of the Term to display on the Demised Premises notices for selling or re-letting the same PROVIDED THAT any such notice may be affixed and retained without interference by the Tenant on some part or parts of the exterior of the Demised Premises but not on any fascia or so as to cause disturbance to the Tenant's business nor so as to obstruct the passage of light or air to the Demised Premises.

18.4 At any such time as referred to in paragraph 18.3 to permit all persons by order in writing of the Landlord on prior appointment to view the Demised Premises at all convenient hours in the daytime without interruption.

19.       YIELDING UP

          At the expiration or sooner determination of the Term peaceably and quietly to yield up unto the Landlord the Demised Premises together with additions and improvements made to them in the meantime, or if so required with all additions and improvements reinstated in accordance with paragraph 5.1 of this Schedule 3, and in such state and

                                                                      Schedule 3

          condition as shall be consistent in all respects with a full and due performance by the Tenant of the covenants contained in this Underlease or any Licence or Deed of Variation supplemental of it and all keys to the Demised Premises and all fixtures and fittings (other than trade or tenant's fixtures affixed by the Tenant or any sublessee of the Tenant) in or upon the Demised Premises or which during the Term may have become affixed or fastened to or upon the Demised Premises and to remove from the Demised Premises any notice or sign showing the name or business of the Tenant and to make good all damage caused in so doing.

20.       REMOVAL OF FIXTURES ETC.

20.1 At the expiration or sooner determination of the Term if the Tenant shall or shall be required to remove any of the Tenant's trade fixtures, fittings plan, or machinery then to remove the same at the Tenant's own expense in accordance with the following conditions:

          (a) to remove plant, machinery, fixtures and fittings and all ancillary equipment and supports of any kind, concrete machinery beds projecting above the general floor level and any enclosures erected solely for the purpose of enclosing and protecting the plant which is being removed;

          (b) to disconnect plant, machinery, fixtures and fittings connected to or taking supplies from any of the Service Media in such a manner that all redundant means of connecting are removed and sealed off at points as close as possible to the various ring mains or principal distribution pipes which provide the supplies and to carry out any such removal and sealing off entirely in accordance with any relevant Act of Parliament and the regulations, terms and conditions of any body or institution (whether statutory or non-statutory) competent in that behalf and so as not to interfere with the continued functioning of the Service Media; and

          (c) to fill all machinery pits and indents in floors and to make good the Demised Premises and any other part of the Landlord's Estate affected including floors, walls, roads and Service Media after the removal of plant, machinery, fixtures and fittings and to reinstate to their original condition the Demised Premises to the satisfaction of the Landlord and of every competent authority.

20.2      To permit the Landlord:

          (a) to sell as agent for the Tenant any of the Tenant's property remaining in or upon the Demised Premises after vacation of the same by the Tenant at the

                                                                      Schedule 3

              determination of the Term which the Tenant shall fail to remove within seven days of the Landlord's request for it to do so;

         (b) to deduct from the proceeds of sale the expenses of removal, storage and sale and also any arrears of rent or other sums owing to the Landlord under this Underlease and to hold the balance of the proceeds of sale to the order of the Tenant but without accounting to the Tenant for any interest on such balance; and

         (c) to indemnify the Landlord against any liability to any third party whose property is sold by the Landlord in accordance with this paragraph 20.2 in the innocent but mistaken belief that such property was the property of the Tenant.

21.      INDEMNITY

         To keep the Landlord and the Head Landlord fully and effectively indemnified from and against all liabilities, costs, claims, demands, expenses, actions and proceedings arising in any way whatsoever from:

         (a)  the Tenant's use or occupation of the Demised Premises;

         (b)  the state and condition the Demised Premises;

         (c)  the execution of any works on the Demised Premises;

         (d) any act or default of the Tenant, its agents or employees in respect of the death of or injury to any person or damage to any property real or personal or the infringement, disturbance or destruction of any right or easement or otherwise; or

         (e) any losses, costs, damages, expenses incurred consequent upon any forfeiture or disclaimer of this Underlease except such as shall be insured against under the provisions of this Underlease or shall be due to any act of the Landlord or Head Landlord their agents or employees acting within the course of their agency or employment

22.      COSTS

22.1 To pay all proper costs, charges and expenses including legal costs and other professional fees or charges which may be incurred by the Landlord or the Head Landlord:

                                                                      Schedule 3

         (a) in or in contemplation of any proceedings relating to the Demised Premises under Sections 146 and 147 of the Law of Property Act 1925 or under the Leasehold Property (Repairs) Act 1938 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or the Tenant has been granted relief by the Court); or

         (b) in the preparation and service of a schedule of dilapidations before or after the expiry of the Term; or

         (c) in or in contemplation of any application by the Tenant or a sublessee to any planning authority; or

         (d) in connection with any application for any consent, licence or approval required by this Underlease whether or not such consent is granted or the application withdrawn; or

         (e) in exercise of the Landlord's right to carry out the works referred to in paragraphs 5.5, 10, 12.3.2, 12.8 or 15.1; or

         (f) in abating a nuisance on the Demised Premises and executing all such works as may be necessary for abating such nuisance in compliance with a notice served by any competent authority; or

         (g) all costs, charges and expenses (on a full indemnity basis) properly incurred in connection with or in pursuing or in procuring the remedying of any breach by the Tenant of any of its covenants or any conditions contained in this Lease.

22.2     To pay to the Landlord the whole or any part of the Full
         Reinstatement Value as provided in paragraph 14.5 of this Schedule 3.

22.3 To keep the Landlord fully and effectually indemnified against all costs, charges, expenses, claims and demands whatsoever in respect of the said applications consents proceedings and notices.

22.4 To pay all such costs within fourteen days of demand and to pay Interest on the same on and from the fourteenth day after demand up to and including the date on which payment is made

23.      VALUE ADDED TAX

23.1 Where this Underlease requires the Tenant to pay, repay, reimburse or provide any amount or other consideration in respect of a VAT Supply to the Tenant by the

                                                                   Schedule 3


          Landlord that amount or other consideration will be deemed to be exclusive of any Value Added Tax chargeable on that VAT Supply (whether by virtue of a VAT Election made or to be made or otherwise) and the Tenant will pay to the Landlord that Value Added Tax.

23.2 Where this Underlease requires the Tenant to pay, repay, reimburse or provide any amount or other consideration in respect of a VAT Supply by a third party to the Landlord the Tenant will pay to the Landlord a sum equal to any Value Added Tax charged to the Landlord on that VAT Supply which the Landlord is unable to recover.


                                       SCHEDULE 4

                                 (LANDLORD'S COVENANTS)

1.        QUIET ENJOYMENT

          The Tenant paying the yearly rents reserved by this Underlease and observing and performing the Underlease provisions to permit the Tenant quietly to enjoy the Demised Premises during the Term without any interruption by the Landlord or persons lawfully claiming under the Landlord.

2.        TO INSURE

2.1 Subject to payment by the Tenant of the Insurance Contribution and unless such insurance shall be vitiated in whole or in part by any act neglect default or omission of the Tenant or of its servants, agents, licensees or invitees, to insure and keep insured the Demised Premises and the Landlord's Estate for a sum not less than the Full Reinstatement Value with a reputable Insurer against third party employer's and public liability and loss or damage by the Insured Risks.

2.2 Such insurance shall be subject to such exceptions excesses and conditions as the Landlord or its insurers may require.

2.3 If insurance for any of the Insured Risks shall not be available or not be available at a cost which the Landlord considers reasonable, the Landlord shall inform the Tenant, but shall not be obliged to insure against such risks.

2.4 In the event of destruction of or damage to the Demised Premises by any of the Insured Risks, subject to obtaining all planning, bye-law or other consents or permissions necessary to enable the Landlord so to do, to apply all insurance moneys other than in respect of loss of rent, received in respect of such destruction or damage

                                                                   Schedule 4


          towards rebuilding and reinstating the Demised Premises as soon as reasonably practicable.

2.5 To use its reasonable endeavours to obtain all consents necessary for such reinstatement as soon as reasonably practicable.

2.6 When rebuilding or reinstating the Demised Premises the Landlord may use materials of a different quality, type or specification and/or make such changes in the original design, layout or specification of the Demised Premises as the Landlord reasonably deems necessary or desirable.

2.7 To produce to the Tenant at the cost of the Tenant (but not more than once in any calendar year) upon written demand details of all policies and endorsements effected by the Landlord in accordance with this Underlease.

3.        PROVIDE SERVICES

          At the discretion of the Landlord and subject to payment by the Tenant of the Service Contributions, to provide such services as may be required for the efficient management of the Landlord's Estate including, by way of illustration but not of exhaustive list:

          (a) making, cleaning, lighting, repairing, decorating, maintaining, altering or rebuilding any thing forming or which during the Term may form part of the Landlord's Estate (other than those which fall within the liabilities of a tenant) including the car parking areas, service areas, footpaths, Service Media, landscaping, banks, walls, fences and other structures;

          (b) providing, maintaining, repairing, replacing and insuring (save insofar as insured under other provisions of this Underlease) any electrical and mechanical equipment and other plant, machinery and services on the Landlord's Estate;

          (c) employing all necessary staff including independent contractors for the purposes of the Landlord's Estate, including in particular for the purposes of security and cleansing, and making all payments in relation to such employment including the payment of the statutory and such other insurances, health, pension, welfare and other payments, contributions, taxes and premiums that the Landlord may be required to make or at its absolute discretion may deem desirable or necessary and the provision of uniforms, working clothes, tools, appliances, materials and equipment for the proper performance of their duties;

                                                            Schedule 4

         (d) providing offices, buildings and other structures including accommodation for management of the Landlord's Estate, security personnel and guard dogs and residential accommodation (whether or not situated on some part of the Landlord's Estate) for a caretaker;

         (e) paying all charges, taxes, assessments, impositions and other outgoings payable by the Landlord in respect of all parts of the Landlord's Estate not exclusively occupied by a tenant and in respect of any residential caretaker's accommodation not situated on the Landlord's Estate but not including parts of the Landlord's Estate intended to be let but not yet let to a tenant;

         (f) insuring and keeping insured the Landlord's Estate and all its appurtenances (in addition to the insurance of the Demised Premises and all other part of the Landlord's Estate which are let or are intended to be let) in accordance with the Landlord's covenant contained in paragraph 2 of this Schedule 4;

         (g) management of the Landlord's Estate including ascertainment of the Estate Costs by surveyors accountants and other professionals;

         (h) complying with or making representations against or otherwise contesting the incidence of the provisions of any Act of Parliament concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Landlord's Estate other than the Demised Premises; and

         (i) providing telephones, communication facilities, public address systems, fire fighting equipment, security systems and all other services, facilities or amenities for the benefit of the tenants on the Landlord's Estate which the Landlord deems desirable or expedient.

         PROVIDED HOWEVER that the Landlord shall not be liable to the Tenant for any defect or want of repair unless the Landlord has had notice of it.


4.       FAILURE OF SERVICES

         Subject to paragraph 8 of Schedule 6 to use its reasonable endeavours to remedy any failure of any of the Service Media or any service provided on the Landlord's Estate.

5.       HEADLEASE

5.1      To pay the rent reserved by the Headlease throughout the Term.

                                                                   Schedule 4

5.2 By way of indemnity only but not further or otherwise to observe and perform all the covenants on the part of the Landlord under the Headlease so far as they do not fall to be observed and performed by the Tenant under the provisions of this Underlease; and

5.3 Where the consent of the Head Landlord shall be required for any matter under this Underlease at the request and cost of the Tenant to use all reasonable endeavours to obtain such consent.




                                      SCHEDULE 5

                                 GUARANTOR'S COVENANTS



1.       GUARANTEE

         If the Tenant fails to comply with any of the Underlease Provisions, the Guarantor guarantees that it shall, on demand by the Landlord, immediately perform and discharge the obligations of the Tenant under them.


2.       CONTINUING GUARANTEE

         The guarantee set out in Paragraph 1 is a continuing guarantee and is additional to, and not in substitution for, any other security or guarantee which is or may be held by the Landlord from time to time in respect of the obligations of the Tenant under this Underlease.


3.       FOREBEARANCE AND DELAY

         The Guarantor's liability under Paragraph 1 shall not be affected by any concession, time, indulgence or release granted by the Landlord to the Tenant or by any other dealing or variation of this Underlease, subject to Section 18 of the Landlord and Tenant (Covenants) Act 1995, or anything else, whether relating to the Tenant, any co-guarantor or any other person, which would, but for this Paragraph 3, operate to discharge or reduce that liability.

4.       PRIMARY OBLIGATION

         If anything, including any legal limitation, disability, liquidation or other incapacity on the part of the Tenant or any disclaimer by a liquidator or trustees in bankruptcy, causes any of the Tenant's obligations under this Underlease and/or the guarantee set out in Paragraph 1 to be or become invalid or unenforceable, the Guarantor shall perform and discharge all of the Tenant's obligations under this Underlease as if they were the primary obligations of the Guarantor.

                                                                      Schedule 5

5.       INDEMNITY

         The Guarantor shall indemnify and keep indemnified the Landlord against any losses, liabilities, costs and expenses resulting from the failure of the Tenant to observe any of the Underlease Provisions.

6.       SET OFF AND COUNTERCLAIMS

         The Guarantor shall make any payments due from it under this
         Schedule 5 in full, without any deduction or withholding in respect of any claim, whether by way of set-off, counterclaim or otherwise, asserted from time to time by the Tenant or the Guarantor against the Landlord under this Underlease or in respect of anything else.

7.       RIGHTS AGAINST THE TENANT

         The Guarantor shall not exercise any rights which it may have against the Tenant arising from or otherwise relating to its guarantee under Paragraph 1 or its other obligations under this
         Schedule 5 unless and until all of the obligations of the Tenant and the Guarantor under this Underlease have been performed and discharged.

8.       ENFORCEMENT OF THE GUARANTEE

         The Landlord may claim under the guarantee set out in Paragraph 1 without first making demand of the Tenant or taking any action to claim under or enforce the Tenant's obligations under this Lease or any other right, security or other guarantee which it may hold from time to time in respect of the Tenant's obligations under this Underlease.

9.       TO ACCEPT A NEW LEASE

9.1      In this Paragraph 9, the following expressions mean:

         "EVENT OF DEFAULT" means the disclaimer of this Underlease by either a trustee in bankruptcy of the Tenant, if the Tenant is an individual, a liquidator of the Tenant, if the Tenant is a company; the disclaimer of this Underlease by the Crown, if this Underlease becomes bona vacantia, or the striking off of the Tenant from the register of companies pursuant to the provisions of the Companies Act 1985.

         "LANDLORD'S NOTICE" means a notice in writing requiring the Guarantor to take a New Lease served by the Landlord on the Guarantor within three months of an Event of Default coming to the Landlord's knowledge.

                                                                      Schedule 5

         "NEW LEASE" means a lease of the Demised Premises for a term commencing on the date of the Event of Default, expiring on the date the Term would have expired had there been no Event of Default, reserving rents equivalent to the Basic Rent and Additional Rent and containing terms identical to the Underlease Provisions including an option to determine upon the same date upon which it would have been operable under this Underlease.

9.2 If, following an Event of Default, the Landlord serves a Landlord's Notice requiring the Guarantor to take a New Lease, the Guarantor shall accept a New Lease, execute a counterpart of the New Lease and pay the Landlord's solicitors' costs and disbursements of and incidental to the grant of the New Lease.

9.3 If at the date of the Event of Default any review of the rent under the Underlease has fallen due but the rent review shall not have been agreed or determined prior to the grant of the New Lease then the New Lease shall provide for a review of the rent upon the first day of the term of the New Lease.

9.4 If, following an Event of Default, the Landlord serves a Landlord's Notice requiring the Guarantor to indemnify the Landlord, the Guarantor shall pay to the Landlord on demand the Basic and Additional Rents for the period commencing on the date of the Event of Default and ending on the earlier of:

         (a)  the date twelve months after the date of the Event of Default;
              and

         (b) the date, if any, upon which rent becomes payable after the Demised Premises are re-let.

10.      UNCONDITIONAL GUARANTEE

         The Guarantor's obligations under this Schedule 5, including its guarantee under Paragraph 1, are unconditional and irrevocable.

11.      NO ASSIGNMENT OF BENEFIT NECESSARY

         The benefit of the Guarantor's obligations under this Schedule 5, including its guarantee under Paragraph 1, shall pass to the Landlord's successors in title to this Underlease without the need for any assignment of the same.

12.      DURATION OF GUARANTEE

         The guarantee in this Schedule 5 shall remain in full force and effect until the earlier of:

                                                                      Schedule 5

         (a)  the determination of the Term;

         (b) the assignment of this Underlease by the Tenant in accordance with the provisions of paragraph 13.1 of Schedule 3; or

         (c) the date upon which the Tenant is released from liability under this Underlease by virtue of Section 11(2) of the Landlord and Tenant (Covenants) Act 1995.

13.      AUTHORISED GUARANTEE AGREEMENT

         If upon the assignment of this Underlease by the Tenant the Tenant is required by the terms of this Underlease to enter into an Authorised Guarantee Agreement with the Landlord then the Guarantor shall also enter into an agreement in the same terms (mutatis mutandis) guaranteeing the obligations of the person or persons or corporation to whom the Tenant assigns this Underlease.

14.      GENERAL

         In this Schedule, any reference to "the Tenant" shall be deemed to refer to the tenant for the time being of this Underlease at the date the Guarantor enters into this guarantee and shall expressly exclude any assignee of the Tenant.



                                  SCHEDULE 6

                                  (PROVISOS)

1.       RE-ENTRY

1.1 In any of the events set out in paragraph 1.2 the Landlord, or any person or persons duly authorised by the Landlord, may at any time re-enter the Demised Premises or any part of them in the name of the whole and repossess and enjoy the same as if this Underlease had not been made. Upon such re-entry, this Underlease shall absolutely cease and determine, but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the Underlease Provisions by the Tenant.

1.2      The Landlord may exercise its rights under paragraph 1.1 if:

         (a) the Basic Rent or Additional Rent or any part of them remain unpaid for twenty-one days after becoming payable, whether formally demanded or not;

                                                                      Schedule 6

         (b) any of the Underlease Provisions are not performed or observed by the Tenant;

         (c)  the Tenant or any Guarantor being a company;

              (i) makes a scheme of arrangement or a voluntary arrangement or compounds or enters into any composition or arrangement with its creditors;

              (ii) has a petition presented for the appointment of an administrator or an administrator is appointed;

              (iii) has a receiver or manager or administrative receiver appointed over all or any part of its assets;

              (iv) has a resolution passed for its voluntary winding-up, save for the purpose of amalgamation or reconstruction with the prior consent of the Landlord, or enters voluntary liquidation;

              (v) has a petition presented for its winding-up or a winding-up order is made; or

              (vi)  is removed for any reason from the Register of Companies;

         (d) the Tenant or any Guarantor being a company incorporated outside the United Kingdom is the subject of any proceedings or events analogous to those referred to in paragraph 1.2(c) in the country of its incorporation;

         (e) the Tenant or any Guarantor being an individual, or if individuals any one of them:

              (i)   enters into a deed of arrangement with his creditors;

              (ii) makes or has an application made for an interim order in connection with a proposal to creditors for a voluntary arrangement;

              (iii) makes any assignment for the benefit of or enters into any arrangement voluntary or otherwise with his creditors either by composition or otherwise; or

              (iv) has a petition presented for his bankruptcy or is made bankrupt or;

         (f) the Tenant, being two or more individuals trading together or practising in partnership and holding the Demised Premises on trust for themselves and

                                                                 Schedule 6

               others as an asset of the partnership, or being an individual, holding the Demised Premises on trust for himself and others as an asset of the partnership:

               (i) has a resolution passed to dissolve the partnership, save for the purpose of amalgamation or reconstruction with the consent of the Landlord; or

               (ii) has a petition presented for the winding-up of the
                    partnership.

2.   AVOIDANCE OF WAIVER

     No acceptance of or demand or receipt for rent by the Landlord after knowledge or notice received by the Landlord or its agents of any breach of any of the Tenant's covenants contained in or implied by this Underlease shall operate as a waiver in whole or part of any such breach or of the Landlord's right of forfeiture or re-entry in respect of such breach but that for all purposes any such breach shall be a continuing breach and that the Tenant shall not be entitled to set up any such acceptance of or demand or receipt for rent as defined in any action or proceeding by the Landlord.

3.   COMPENSATION

     Except where any Act of Parliament prohibits or modifies the right to compensation being excluded or reduced by agreement neither the Tenant nor any sub-lessee (whether immediate or derivative) on quitting the Demised Premises or any part thereof shall be entitled to claim any compensation from the Landlord under the provisions of the Landlord and Tenants Act 1954 or any other Act of Parliament.

4.   CESSER OF RENT

4.1 If the Demised Premises shall be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation and use then the Basic Rent and Additional Rent or a fair and just proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable except where:

     (a) the insurance of the Demised Premises has been forfeited or rendered void by the act, default, or omission of the Tenant; or

     (b) the Landlord shall not recover a sum equivalent to the amount of rent suspended or ceased.

     Such suspension or cesser shall subsist until the Demised Premises are rendered fit for occupation and use or (if shorter) for the period for which the Landlord shall have insured against for loss of rent.

                                                                      Schedule 6

4.2 All moneys payable by the Insurer in respect of loss of rent shall be paid by the Insurer as agent for the Tenant and shall be accepted by the Landlord in satisfaction of the whole, or such part as the landlord shall specify, of any rent payable by the Tenant under this Underlease and forthwith at the request of the Landlord the Tenant shall give to the Insurer such authority or instruction as the Insurer may require to give effect to the provisions of this paragraph.

5.   RENT FROM THIRD PARTY

     The acceptance of rent by the Landlord from any party whatsoever other than the Tenant shall not be construed as notice or approval of any assignment or underletting unless such assignment has been expressly authorised by the Landlord and Head Landlord in accordance with the provisions in that respect contained in this Underlease.

6.   EFFECT ON OTHER PROPERTY

     Nothing contained in or implied by this Underlease shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Underlease for building or any other purpose or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of property not comprised in this Underlease or to prevent or restrict in any way the development of any land not comprised in this Underlease.

7.   ADDITIONAL RIGHTS

     The Tenant shall not be or become entitled by long user, prescription, implication or otherwise to any right to light, air or other right, easement or quasi-easement whatsoever over or from any part of the Landlord's Estate or any other property nor to any covenant or service on the part of the Landlord except as expressly provided by this Underlease.

8.   INTERRUPTION OF SERVICES

     The Landlord shall not be liable, beyond the extent to which such matters may be covered by insurance in accordance with the provisions of this Underlease, for any loss or injury whether personal or to property sustained by the Tenant or any servant agent or visitor of the Tenant caused by failure of any of the Service Media or any service provided on the Landlord's Estate.

                                                                     Schedule 6

9.       NOTICES

9.1 Every notice to be given pursuant to any of the provisions of this Underlease shall be:

         (a)  in writing;

         (b) addressed by name to the Landlord, Head Landlord, Tenant or Guarantor as the case may require; and

         (c) directed to the registered or principal office or last known or last notified address in Great Britain of the Landlord, Head Landlord, Tenant or Guarantor or to the Demised Premises in the case of the Tenant.

9.2      Notice may be given in the following ways:

         (a)  delivered by hand; or

         (b) sent by registered or recorded delivery post or via any other official service which may supersede them during the Term; or

         (c)  sent by telex, fax or other instantaneous transmission service.

9.3      Service shall be effected:

         (a) in the case of delivery by hand on delivery to a responsible person;

         (b)  in the case of sending by post on the date of receipt;

         (c) in the case of transmission by telex, fax or similar service on the date of receipt.

9.4 Any notice to be given to two or more persons shall be deemed to be given to all of them if addressed to all of them but given to one of them or delivered to their office.

9.5 A duplicate of any notice to be given to the Landlord shall be given simultaneously to the managing agents of the Landlord's Estate the identity and address of whom shall be notified to the Tenant and Guarantor from time to time.

9.6 The provisions of this paragraph 9 shall apply in the case of any notice required to be served pursuant to any Act of Parliament which makes no provision for a mode of service.

9.7 If the foregoing provisions of this paragraph 9 prove ineffective the provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply.

                                                                     Schedule 6

10.      LANDLORD'S LICENCE OR CONSENT

         Under whatever provisions of this Underlease the Tenant is required to obtain the licence, approval, agreement or consent of the Landlord which is expressly or impliedly subject to the requirement that it not be unreasonably withheld, such provisions shall be deemed to be subject to the proviso that such licence, approval, agreement or consent shall not be unreasonably withheld, refused or delayed PROVIDED THAT the Landlord's lawful right to require:

         (a) payment of its proper legal costs and other reasonable costs or expenses incurred in connection with such licence or consent; or

         (b) payment of a reasonable sum in respect of any damage to or diminution in the value of the Demised Premises or any other part of the Landlord's Estate; or

         (c) the Tenant's undertaking to reinstate the Demised Premises to their condition before the execution of any improvement to which such licence, approval, agreement or consent refers;

         shall remain unaffected by it.

11.      ARBITRATION

         In case any dispute or difference arise between the parties touching any clause, paragraph, matter or thing contained in this Underlease other than under Schedule 7 or the rights, duties or liabilities of either party under or in connection with this Underlease the parties shall use their best endeavours to resolve such dispute or difference immediately but if the same remain unresolved for a period of two months after its occurrence either party may refer the dispute or difference for the determination of an arbitrator in accordance with the provisions of the Arbitration Act 1996.


                                       SCHEDULE 7

                                 (REVIEW OF BASIC RENT)

1.       RENT REVIEW

1.1      DEFINITIONS

         In this Schedule 7 the following words and expressions mean:

         "ASSUMPTIONS" means the following assumptions which shall apply on a rent review:

                                                                     Schedule 7

          (a) that the covenants on the part of the Landlord and Tenant have been duly observed and performed, but without prejudice to the Landlord's and the Tenant's rights in respect of any breach of them;

          (b) that on the Rent Review Date the Premises are fit for immediate occupation and use and if then damaged or destroyed that they have been fully reinstated;

          (c) that no work has been carried out, whether pursuant to a licence permitting such work or not, which has diminished the rental value of the Demised Premises;

          (d) the Tenant has a right of renewal pursuant to the provisions of the Landlord and Tenant Act 1954;

          "DISREGARDS" means the following matters which shall be disregarded on any rent review:

          (a) so far as may be permitted by law, any temporary legal restraint on making or recovering any increase in rent;

          (b) works and improvements carried out during the Term to the Demised Premises by the Tenant or any lawful sub-tenant at their own expense with all necessary consents. Works or improvements shall not be disregarded if they were carried out pursuant to an obligation to the Landlord under this Underlease, under any other document or in consideration of any reduction or abatement of rent or fee payable under any licence or agreement for more than 21 years before the Review Date in question;

          (c) any goodwill attaching to the Demised Premises by reason of the business conducted from them;

          (d) the fact that the Tenant or any lawful sub-tenant occupies the Demised Premises; and

          (e) the fact that a willing tenant may not be able to recover all or any part of any value added tax levied by the Landlord on any of the rents;

          "HYPOTHETICAL LEASE" means lease:

          (a) granted with vacant possession in the open market without a premium by a willing landlord to an immediately available willing tenant;

                                                                     Schedule 7

          (b)  for a term of ten years commencing on the Rent Review Date;

          (c) containing similar covenants, conditions, provisions, agreements and declarations to those contained in the Underlease;

          (d) excluding the amount of Basic Rent payable under this Underlease; and

          (e) including provisions for the review of the Basic Rent after five years identical to these provisions, save for paragraph (e) of the Disregards which shall be excluded;

          "MARKET RENT" means the best rent at which the Demised Premises might reasonably be expected to be let after the expiry of a rent free period of such lengths as would be negotiated in the open market between a willing landlord and a willing tenant on the relevant Rent Review Date as a whole on the terms of a Hypothetical Lease assuming the Assumptions and the Disregards apply.

2.        The Basic Rent shall be reviewed at the Review Date to the greater of:

          (a)  the Market Rent at the Review Date; and

          (b) the Basic Rent (disregarding any cesser or abatement of rent) for the period immediately preceding the Review Date.

3.        ASCERTAINMENT

3.1 The Landlord shall inform the Tenant by notice of its assessment of the Market Rent payable at the Review Date specified in such notice and if:

          (a) the Tenant concurs in writing with such assessment the amount proposed will be or become the Market Rent payable on and from the Review Date;

          (b) the Tenant disagrees with such assessment it shall give notice to the Landlord without undue delay of its assessment of the Market Rent whereupon the parties will use their best endeavours to agree upon the amount which will be or become the Market Rent payable on and from the Review Date.

3.2 If no agreement shall have been reached between the parties within three months after service of the Landlord's notice the question of the amount of the Market Rent of the Demised Premises at the review Date shall be referred to a single arbitrator experienced in the rental valuation of the type of property in question whose decision

                                                                     Schedule 7


          shall be final and binding on the Landlord and the Tenant and include the incidence of liability for the costs of the arbitration.

     3.3 In default of agreement between the parties the arbitrator shall be appointed, by the President for the time being of the Royal Institution of Chartered Surveyors on the application to him of either party and this paragraph shall be deemed to be a submission to arbitration in accordance with the Arbitration Act 1996.

     3.4 If the Landlord shall fail to inform the Tenant of its assessment of the Market Rent on or before the expiration of six months from the Review Date the Tenant may inform the Landlord by notice of its assessment of the Market Rent and the provisions of paragraphs 3.1,
          3.2 and 3.3 shall apply (mutatis mutandis).

     3.5 If the amount of any Market Rent assessed shall be less than that currently payable disregarding any abatement or cesser of rent then the Market Rent assessed shall be deemed to be equal to that currently payable so that the amount of Basic Rent payable by the Tenant under the provisions of this Underlease shall never decrease.

     4.   PAYMENT OF INCREASE

          If upon the Review Date the amount of the Market Rent shall not be ascertained the Tenant shall continue to pay rent at the yearly rate payable immediately prior to the Review Date until the Rent Payment Date next following the ascertainment of the Market Rent upon which Rent Payment Date the Tenant shall pay the rent for the quarter then commencing together with:

          (a) the balance of the Market Rent payable from the Review Date to the Rent Payment Date (being the difference between the Market Rent and the previous Market Rent); and

          (b) interest on such balance but at four percent below the rate specified in the definition of Interest.

     5.   STATUTORY RESTRICTIONS

          If on the Review Date the review shall be restricted or restrained by any Act of Parliament then the first day of the month next following the relaxation removal or modification of such restriction or restraint shall be an additional Review Date.

     6.   RECORD OF REVIEW

                                                                     Schedule 7


          After each review of Basic Rent the amount of the Market Rent ascertained shall be entered in the Particulars of the Underlease by the Tenant and in the Particulars of the Counterpart by the Landlord and the parties shall exchange photocopies of such entries as evidence of their insertion.

     7.   REVIEW FREQUENCY ON RENEWAL

          On a renewal of this Underlease by virtue of the Landlord and Tenant Act 1954 the frequency of rent review during the renewed term shall accord with the market practice in respect of new lettings current at the determination of the Term.

                                      SCHEDULE 8

                                (SERVICE CONTRIBUTION)

     1.   ASCERTAINMENT OF ESTATE COSTS

          The Estate Costs shall be ascertained as soon as practicable after the end of every Accounting year by normal accounting procedures taking account of the costs incurred in the provision of the services referred to in paragraph 3 of Schedule 4 and any other costs, charges or expenses properly incurred in connection with the Landlord's Estate.

     2.   NOTIFICATION OF ESTATE COSTS

          A summary statement of the Estate Costs certified as true and fair by the Landlord's managing agents or accountants which shall be conclusive evidence of the matters it contains shall be given to the Tenant and all other tenants on the Landlord's Estate.

     3.   SERVICE CONTRIBUTION ACCOUNT

          Together with such summary statement or as soon as reasonably practicable after its delivery, the Tenant shall be given an account of the Service Contribution for the Accounting Year in question showing its Service Contribution and the total of its Advance Payments.

     4.   BALANCING CHARGE

     4.1 If the Service Contribution exceeds the total of the Advance Payments the Tenant will pay the difference on or before the Balancing Charge Payment Date together with Interest on such excess on and from the Balancing Charge Payment until the date of actual payment.

                                                                     Schedule 8


4.2 If the total of the Advance Payments exceeds the Service Contribution the Landlord will credit the balance to the account of the Tenant and deduct the amount from the Advance Payment next following or if the case so require from successive Advance Payments until such balance is exhausted PROVIDED THAT at the end of the Term by effluxion of time unless this Underlease shall be renewed any such balance will be refunded to the Tenant.

5.       INSPECTION

         Upon giving notice in writing the Tenant may inspect the receipts vouchers and accounts relating to the ascertainment of the Estate Costs but such inspection shall not postpone the Balancing Charge Payment Date nor relieve the Tenant from payment of any balance payable on that date.



THE COMMON SEAL OF                        )

THRUSTMASTER, INC                         )                         [SEAL]

affixed in the presence of                )


Director   [ILLEGIBLE]


Secretary  [ILLEGIBLE]




THE COMMON SEAL OF                        )

STARGAS NOMINEES LIMITED                  )        [STAMP]          [SEAL]

was hereunto affixed in the presence of   )


               Authorised signatory


               Authorised Counter-Signatory

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          BRITISH GAS CORPORATION

                CAMBERLEY

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                SCALE 1:500
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          BRITISH GAS CORPORATION

                CAMBERLEY

                  UNIT 9

                SCALE 1:1250
                                                          [MAP]
      DRAWING NO BG/N103/10/08/06/3A


















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